Exhibit 3.2

SECOND AMENDED AND RESTATED
BY-LAWS
OF
HANGER, INC.

Article I - Stockholders

1.1           Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors (the “Board of Directors”) or the president. The Board of Directors is authorized, in its sole discretion, to determine that any such meeting shall not be held at any place, but may instead be held solely by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other (“Remote Communication”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of Remote Communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of Remote Communication, provided that (i) Hanger, Inc. (the “Corporation”) shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of Remote Communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrent with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of Remote Communication, a record of such vote or other action shall be maintained by the Corporation.

1.2           Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time fixed by the Board of Directors or the president. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these by-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

1.3           Special Meetings. Special meetings of stockholders may be called at any time by the president, by the Board of Directors or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. If any person(s) other than the Board of Directors calls a special meeting, the request shall: (i) be in writing; (ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and (iii) be delivered personally or sent by registered mail or by facsimile transmission to the president, the chairperson of the Board of Directors or the secretary of the Corporation. The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with these by-laws, that a meeting will be held at the time requested by the person or persons calling the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Nothing contained in this Section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

1.4           Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

1.5           Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

1.6           Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

1.7           Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these by-laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8           Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by the stockholder or the stockholder’s authorized agent and delivered to the secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing any form of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such form of electronic transmission must either set forth or be submitted with information from which it can be determined that such form of electronic transmission was authorized by the stockholder. If it is determined that such forms of electronic transmissions are valid, the inspectors, or, if there are no inspectors such other persons making that determination, shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

1.9           Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these by-laws. Any election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

1.10         Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and to the Corporation.

Article II - Directors

2.1           General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these by- laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2           Number; Election and Qualification. Unless the Certificate of Incorporation fixes the number of directors, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than one. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Except as provided in Section 2.4 of these by-laws, the directors shall be elected at each annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

2.3           Tenure. Each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.4           Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.5           Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.6           Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination promptly following such determination and in advance of such meetings. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7           Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated by the chairperson of the Board, president, two or more directors, or by one director in the event that there is only a single director in office.

2.8           Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least forty-eight (48) hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address at least forty-eight (48) hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.9           Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in meetings of the Board of Directors or such committee by means of Remote Communication, and participation by such means shall constitute presence in person at such meeting.

2.10         Quorum. A majority of the total number of directors shall constitute a quorum at all meetings of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.11         Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these by-laws.

2.12         Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

2.13         Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

2.14         Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the Board of Directors.

2.15         Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation for such service.

Article III - Officers

3.1           Enumeration. The officers of the Corporation shall consist of a president, a secretary, a treasurer and such other officers with such other titles as the Board of Directors shall determine, including a chairperson of the Board, a vice-chairperson of the Board, and one or more vice presidents, assistant treasurers, and assistant secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2           Election. The officers of the Corporation shall be appointed by the Board of Directors.

3.3           Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4           Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5           Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by resolution of the Board of Directors. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

3.6           Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of president, treasurer and secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.7           Chairperson of the Board and Vice-Chairperson of the Board. The Board of Directors may appoint a chairperson of the board and may designate the chairperson of the board as chief executive officer. If the Board of Directors appoints a chairperson of the board, such chairperson shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a vice-chairperson of the board, he shall, in the absence or disability of the chairperson of the board, perform the duties and exercise the powers of the chairperson of the board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

3.8           President. The president shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the chairperson of the board or another officer as chief executive officer, the president shall be the chief executive officer of the Corporation. The president shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

3.9           Vice Presidents. Any vice president shall perform such duties and possess such powers as the Board of Directors or the president may from time to time prescribe. In the event of the absence, inability or refusal to act of the president, the vice president (or if there shall be more than one, the vice presidents in the order determined by the Board of Directors) shall perform the duties of the president and when so performing shall have all the powers of and be subject to all the restrictions upon the president. The Board of Directors may assign to any vice president the title of executive vice president, senior vice president or any other title selected by the Board of Directors.

3.10         Secretary and Assistant Secretaries. The secretary shall perform such duties and shall have such powers as the Board of Directors or the president may from time to time prescribe. In addition, the secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any assistant secretary shall perform such duties and possess such powers as the Board of Directors, the president or the secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary, (or if there shall be more than one, the assistant secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the secretary. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11         Treasurer and Assistant Treasurers. The treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the president. In addition, the treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these by-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation. The assistant treasurer shall perform such duties and possess such powers as the Board of Directors, the president or the treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the treasurer, the assistant treasurer, (or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the treasurer.

Article IV- Capital Stock

4.1           Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2           Certificates of Stock. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such holder in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the chairperson or vice-chairperson, if any, of the Board of Directors, or the president or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the by-laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3           Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these by-laws.

4.4           Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation, any transfer agent or registrar.

4.5           Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Article V- General Provisions

5.1           Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

5.2           Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3           Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these by-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

5.4           Voting of Securities. Except as the Board of Directors may otherwise designate, the president or treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other Corporation or organization, the securities of which may be held by this Corporation.

5.5           Evidence of Authority. A certificate by the secretary, or an assistant secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6           Certificate of Incorporation. All references in these by-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.7           Severability. Any determination that any provision of these by-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these by-laws.

5.8           Pronouns. All pronouns used in these by-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Article VI - Amendments

6.1           By the Board. These by-laws may be altered, amended or repealed or new by-laws may be adopted by resolution of the Board of Directors, provided that any such alteration, amendment, repeal or adoption does not, directly or indirectly, adversely affect any rights that any person, including former and current directors and officers of the Corporation, has or might have pursuant to Article VII of these by-laws.

6.2           By the Stockholders. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting provided that any such alteration, amendment, repeal or adoption does not, directly or indirectly, adversely affect any rights that any person, including former and current directors and officers of the Corporation, has or might have pursuant to Article VII of these by- laws.

Article VII - Indemnification

7.1           Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact (a) that he or she is or was, or has agreed to become, a director or officer of the Corporation, or (b) that he or she, being at the time a director or officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee, or agent of, or in a similar capacity with, another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (all such persons being referred to hereinafter as an “Indemnitee”), shall, subject to the terms and conditions of this Article VII, be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ and other professionals’ fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith (“Losses”). Without diminishing the scope of indemnification provided by this Section 7.1, such persons shall also be entitled to the further rights set forth below.

7.2           Actions, Suits and Proceedings Other than by or in the Right of the Corporation. Subject to the terms and conditions of this Article VII, the Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding (other than an action by or in the right of the Corporation), by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is, or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee, or agent of, or in a similar capacity with, another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all Losses actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article VII, and except as set forth in Section 7.10 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

7.3           Actions or Suits by or in the Right of the Corporation. Subject to the terms and conditions of this Article VII, the Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee, or agent of, or in a similar capacity with, another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all Losses actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of State of Delaware or such other court shall deem proper.

7.4           Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article VII, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit, investigation, or proceeding referred to in Sections 7.1 and 7.2, or in defense of any claim, issue, or matter therein, or on appeal from any such action, suit, investigation, or proceeding, an Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

7.5           Proceedings Initiated by Directors or Officers Seeking Indemnification and/or Advancement; Proceedings Initiated by the Corporation. Notwithstanding any provisions of this Article VII to the contrary:

(i)           The Corporation shall not indemnify any director or officer or make advance payments of expenses in respect of Losses to any director or officer in connection with any Proceeding (or portion thereof) initiated against the Corporation by such director or officer unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee. This prohibition against indemnification and advancement shall apply to all claims, issues or matters that may be alleged or asserted against the Corporation by such director or officer, which include claims, issues or matters that may be alleged or asserted by means of counterclaim, cross-claim or third-party claim.

(ii)          The Corporation shall not indemnify any director or officer or make advance payments of expenses in respect of Losses to any director or officer in connection with any Proceeding (or portion thereof) if the Proceeding (or portion thereof) is initiated by the Corporation against the director or officer unless indemnification is mandated by Delaware law.

7.6           Indemnification By A Court. Notwithstanding any contrary determination in the specific case under Section 7.4 or the absence of any determination thereunder, and in addition to any claim a director or officer may have as prescribed in Section 7.9, a director or officer may apply to any court of competent jurisdiction for indemnification, and such court shall grant the application if it is determined that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notice of any application for indemnification pursuant to this Section 7.6 shall be given to the Corporation promptly upon the filing of such application. If the court grants the application, in whole or in part, the director or officer shall be entitled to be paid the expense incurred by such director or officer in connection with the application.

7.7           Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding, or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding, or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expense subsequently incurred by the Indemnitee in connection with such action, suit, proceeding, or investigation, other than as provided below in this Section 7.7. An Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding, or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, suit, proceeding, or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding, or investigation, in each of which cases the fees and expenses of counsel for the Indemnitee, shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VII. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Article VII for any amounts paid in settlement of any action, suit, proceeding, or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding, or investigation in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

7.8           Advance of Expenses. Subject to the provisions of Section 7.9, in the event of any threatened or pending action, suit, proceeding, or investigation of which the Corporation received notice under this Article VII and with regard to which the Corporation does not assume the defense pursuant to Section 7.7, any expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in defending a civil or criminal action, suit, proceeding, or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

7.9           Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections 7.1, 7.2, 7.3 or 7.8, an Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Within thirty (30) days of receipt by the Corporation of such written request for indemnification, the Corporation shall advance to an Indemnitee all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf the Indemnitee in connection with the relevant action, suit, proceeding, or investigation, as set forth in such written request.

7.10         Remedies. The right to indemnification or advancement of expenses as granted by this Article VII shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article VII shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 7.9 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or any part, in any such proceeding shall also be indemnified by the Corporation.

7.11         Subsequent Amendment. No amendment, termination or repeal of this Article VII or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the final adoption of such amendment, termination, or repeal.

7.12         Other Rights. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), the Certificate of Incorporation, any by-law, agreement, contract, vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors, and administrators of Indemnitee. Nothing contained in this Article VII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article VII. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VII. The rights conferred in this Article VII shall be enforceable as contract rights, and shall continue to exist after any recission or restrictive modification hereof with respect to events occurring prior thereto.

7.13         Partial Indemnification. If an Indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines, or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any action, suit, proceeding, or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines, or amounts paid in settlement to which the Indemnitee is entitled.

7.14         Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance, at its expense, to protect itself and any director, officer, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee, or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (including any employee benefit plan) against any expense, liability, or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

7.15         Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VII with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the date of such merger or consolidation.

7.16         Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

7.17         Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

7.18         Subsequent Legislation. If the DGCL is amended after adoption of this Article VII to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

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